SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934
(Amendment No. ______________)

Filed by the Registrant	/X/
Filed by a party other than the Registrant	/ /

Check the appropriate box:

/ / Preliminary proxy statement

/ / Confidential, for Use of the Commission Only (as permitted by

Rule 14a-6(e)(2))

/ / Definitive proxy statement

/X / Definitive additional materials

/ / Soliciting material pursuant to Sec. 240.14a-12

TEMPLETON RUSSIA AND EAST EUROPEAN FUND, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

/X/ No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transactions applies:

(2) Aggregate number of securities to which transactions applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act

Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing party:

(4) Date filed:

[FRANKLIN TEMPLETON LOGO]	PLEASE CAST YOUR VOTE TODAY

IMPORTANT NOTICE REGARDING YOUR INVESTMENT IN

Templeton Russia and East European Fund, Inc.

September 9, 2008

Dear Valued Shareholder:

Recently, we distributed proxy materials regarding the Shareholder Meeting of Templeton Russia and East European Fund, Inc. The original scheduled meeting of August 22, 2008 has been adjourned to September 26, 2008, due to a lack of voting by shareholders. Shareholders who have voted have voted 90% in favor of the Proposal being voted on, the approval of an Agreement and Plan of Reorganization that provides for the reorganization of the Fund from a Maryland corporation to a Delaware statutory trust (Proposal 2).

Your Directors unanimously recommend approval of the Agreement and Plan of Reorganization and are asking shareholders to approve the Proposal. Passage of the Proposal will simplify your Fund’s operations and reduce administrative burdens. Please note that if this Proposal is approved, it will NOT change or alter your Fund’s current investment goals, policies and investment restrictions.

To date, our records indicate that we have not yet received your voting instructions. Your vote is important no matter how many shares you own. We urge you to act promptly so that we can obtain a sufficient number of votes in time for the adjourned meeting on September 26, 2008 and avoid the costs of additional solicitation.

IF YOU ARE NOT PLANNING TO ATTEND THE MEETING, PLEASE TAKE A MOMENT NOW TO CAST YOUR VOTE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

For your convenience another copy of your proxy voting card is enclosed. Should you have any questions regarding the proposal, please call 1-866-751-6312 and ask for Jennifer Kennedy.

To vote your shares, the following voting options have been set up for your convenience.

1.	Vote by Touch-tone Phone. Cast your vote by calling the touchtone phone number shown on the enclosed proxy voting card.

2.	Vote Through the Internet. You may cast your vote using the internet at www.proxyvote.com and following the instructions on the website.

3.	Vote by Mail. You may cast your vote by signing, dating and mailing the enclosed proxy voting card in the postage paid return envelope provided.

Again, please do not hesitate to call toll-free1-866-751-6312 ask for Jennifer Kennedy if you have any questions regarding this Shareholder Meeting.

No matter how many shares you own, your vote is important. Thank you for your assistance with this important matter.

DON’T HESITATE, PLEASE VOTE TODAY.

OBO